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                                                                   EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51027 of our report included in this Registration Statement of Restoration Hardware, Inc. on Form S-1 of our report dated April 16, 1998 for Michael's Concepts in Wood, Inc., and of our report dated April 6, 1998 (May 27, 1998 as to the last two paragraphs of Note 10) for Restoration Hardware, Inc. appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP

San Francisco, California

June 1, 1998